SUB-ITEM 77Q1(a)


                                AMENDMENT NO. 1
                                       TO
                     AGREEMENT AND DECLARATION OF TRUST OF
                          AIM TREASURER'S SERIES TRUST



         This Amendment No. 1 to the Agreement and Declaration of Trust of AIM Treasurer's Series Trust (this "Amendment") amends, effective as of December 10, 2003, the Agreement and Declaration of Trust of AIM Treasurer's Series Trust (the "Trust") dated as of July 29, 2003, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 10, 2003.




                                        By:  /s/ Robert H. Graham
                                             ----------------------------------
                                        Name:  Robert H. Graham
                                        Title: President

                                                               SUB-ITEM 77Q1(A)


                          EXHIBIT 1 TO AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                        OF AIM TREASURER'S SERIES TRUST


                                  "SCHEDULE A

                          AIM TREASURER'S SERIES TRUST
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                            CLASSES OF PORTFOLIO

INVESCO Stable Value Fund                            Class R Shares
                                                     Institutional Class Shares

INVESCO Treasurer's Money Market Reserve Fund

INVESCO Treasurer's Tax-Exempt Reserve Fund

INVESCO U.S. Government Money Fund                   Institutional Class Shares
                                                     Investor Class Shares"